Exhibit 3.26

DEAN HELLER

Secretary of State	Mar 21 2000

101 North Carson Street, Suite 3

Carson City, Nevada 89701-4788

(778) 684 5708

Important: Read attached Instructions before completing form.

1. Name of Corporation:	A & A International, Inc.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada
Name
6100 Neil Road-Ste 500 Reno NEVADA 89511
Street Address City Zip Code

3. Shares: (No. of shares corporation authorized to issue)	Number of shares with par value: 1000 Par value: .01	Number of shares without par value:_______

4. Governing Board: (Check one)	Shall be styled as X Directors or Trustees

Names, Addresses Number of Board of Directors/Trustees	The First Board of Directors/Trustees shall consist of 3 members whose names and addresses are as follows:
	See Exhibit A Name ______________________________ Address City, State, Zip	______________________________ Name ______________________________ Address City, State, Zip

5. Purpose: (Optional–See instructions)	The purpose of this Corporation shall be:

6. Other Matters: (See instructions)	Number of additional pages attached: 1

7. Names, Addresses and Signatures of Incorporators: (Signature must be notarized) (attach additional pages if there are more than 2 incorporators)	See Exhibit A Name ______________________________ Address City, State, Zip ______________________________ Signature	______________________________ Name ______________________________ Address City, State, Zip ______________________________ Signature

8. Notary:

This instrument was acknowledged before me on March 21, 2000 By
Janet S. O’Neil

Name of person

As incorporator
of A & A International, Inc.

(Name of party on behalf of whom instrument executed)

/s/ Rachel Anne Clifton

Notary Public Signature

This instrument was acknowledged before me on

________________________________ By _______________________________

Name of person

As incorporator
of _____________________________

(Name of party on behalf of whom instrument executed)

_________________________________

Notary Public Signature

	(affix notary stamp or seal)	(affix notary stamp or seal)

8. Certificate of Acceptance of Appointment of Resident Agent:	I, The Corporation Trust Co. hereby accept appointment as Resident Agent for the above named corporation
	/S/ Michael E. Jones Signature of Resident Agent Michael E. Jones Assistant Secretary	3/21/00

This form must be accompanied by appropriate fees. See attached fee schedule.

EXHIBIT A

Directors & Incorporator

A & A international, Inc.	3/20/2000

DIRECTORS

Leonard H. Roberts	Director

Primary Address:	Tandy Corporation 100 Throckmorton St. Suite 1900 Fort Worth, TX 76102

Mark C. Hill	Director

Primary Address:	Tandy Corporation 100 Throckmorton St. Suite 1900 Fort Worth, TX 76102

Richard L. Ramsey	Director

Primary Address:	Tandy Corporation 100 Throckmorton St. Suite 1800 Fort Worth, TX 76102

INCORPORATOR

Janet S. O’Nell

Primary Address:	Tandy Corporation 100 Throckmorton St. Suite 1700 Fort Worth, TX 76102